UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 2, 2015 (March 31, 2015)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 31, 2015, Kimball Electronics, Inc. (the “Company”) entered into employment agreements (the “Agreements”) with our executive officers, including each of our Named Executive Officers (the “NEO’s”).  The Agreements with Donald D. Charron and John H. Kahle supersede previous employment agreements that were assigned to and assumed by the Company as part of the spin-off from Kimball International, Inc. The benefits and obligations under the Agreements are substantially the same as those under the previously assigned employment agreements with Messrs. Charron and Kahle. The Agreements impose non-compete, non-disclosure, and non-solicitation obligations on the executive officers and also provide for the payment of compensation and acceleration of rights upon a change in control or in the event of separation of employment under certain circumstances.

This foregoing description of the Agreements is only a summary of the material terms of these Agreements signed by our NEO’s. For complete text of these Agreements, see the form agreement filed with this Current Report Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Form of Employment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: April 2, 2015

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Employment Agreement